SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C.  20549


                             FORM 8-K


                          CURRENT REPORT



                PURSUANT TO SECTION 13 OR 15(d) OF
               THE SECURITIES EXCHANGE ACT OF 1934


                DATE OF REPORT - February 8, 1999
                (Date of Earliest Event Reported)


                    JACKPOT ENTERPRISES, INC.
      (Exact name of registrant as specified in its charter)


                    Commission File No. 1-9728


      Nevada                                          88-0169922
_______________________                 ___________________________________
(State of Incorporation)                (I.R.S. Employer Identification No.)

1110 Palms Airport Drive
Las Vegas, Nevada                                       89119
__________________________                            __________
(Address of principal                                 (Zip Code)
executive offices)


Registrant's telephone number, including area code:  (702) 263-5555

                                   N/A
      ____________________________________________________________
      (Former name or former address, if changed since last report)




Item 5.  Other Events
         ____________

     A.  Acquisition of Players International, Inc.
         __________________________________________

     On February 8, 1999, the Company and JEI Merger Corp., a wholly-owned subsidiary of the Company, entered into an Agreement and Plan of Merger ("Players Merger Agreement") with Players International, Inc. ("Players") which provides for the acquisition of Players by the Company through the merger of JEI Merger Corp. with and into Players (the "Players Merger"). As a result of the Players Merger, Players will become a wholly-owned
subsidiary of the Company.   Players is a multi-jurisdictional
casino and entertainment gaming company which owns and operates riverboat casino facilities on the Ohio River in Metropolis, Illinois, in Lake Charles, Louisiana and in Maryland Heights, Missouri, a suburb of St. Louis. Reference is made to Players' public filings for its historical, financial and operating results. A copy of the Players Merger Agreement is attached hereto as an exhibit and the content thereof is incorporated herein by reference.

     In connection with the Players Merger, stockholders of Players will receive, for each share owned by them, the sum of
(i) $6.75 in cash and (ii) a fraction of a share of common stock of the Company, to be determined by dividing $1.50 by the average of the daily closing prices of the Company's common stock on the New York Stock Exchange during a period of 30 trading days ending on the third trading day preceding the date of closing of the transaction, except that if this fraction exceeds 3/10 of one share, the Company shall be required to increase the cash portion so that the sum of (i) and (ii) equals $8.25. The Company anticipates that the cash portion of the purchase price, which is expected to be approximately $223 million, will be funded through a combination of the Company's existing cash reserves, bank debt and high yield debt financing.

     Closing of the Players Merger is subject to a number of conditions, including approval by the stockholders of both companies, receipt of all necessary regulatory approvals, including the approvals of the Illinois, Louisiana, Missouri and Nevada gaming authorities, and the financing of the transaction. The Company has received a "highly confident" letter from Merrill Lynch Pierce Fenner & Smith, Inc. with respect to the raising of the financing needed to satisfy the cash portion of the transaction.

     B.   Acquisition of CRC Holdings, Inc.
          _________________________________

     On February 17, 1999, the Company entered into an Agreement and Plan of Merger ("CRC Merger Agreement") with CRC Holdings, Inc. ("CRC"), a privately owned company operating as Carnival Resorts and Casinos. The CRC Merger Agreement provides for the acquisition of CRC by the Company through a direct merger of CRC into the Company ("CRC Merger"). CRC operates Casino Rama, a casino located on an Indian reservation outside Toronto, Canada, owns and operates (through a majority-owned subsidiary) a riverboat casino in Baton Rouge, Louisiana and has rights with respect to the development and operation of certain other potential casino properties in the States of Washington and
Massachusetts.   Immediately prior to the CRC Merger, CRC will
spin off to its shareholders its non-gaming related assets and certain liabilities, which will not be part of the CRC businesses to be acquired by the Company.

      Based on unaudited financial information provided to the Company by management of CRC, the revenues of the businesses to be acquired by the Company through the CRC Merger were approximately $85 million and the earnings before interest, income taxes, depreciation, amortization, minority interests and other non-cash items ("EBITDA") for those businesses was approximately $22 million for its fiscal year ended November 30, 1998. EBITDA should not be construed as an alternative to operating income or net income (as determined in accordance with generally accepted accounting principles), as an indicator of CRC's operating performance, as an alternative to cash flows provided by operating activities (as determined in accordance with generally accepted accounting principles), or as a measure of liquidity. EBITDA is presented solely as a supplemental disclosure because management believes that it enhances the understanding of the financial performance of a company with substantial amortization and depreciation expense. A copy of the CRC Merger Agreement is attached hereto as an exhibit and the content thereof is incorporated herein by reference.

     Each of Players and CRC currently maintain corporate offices separate from their respective operating locations. On an annualized basis, the unaudited consolidated corporate operating expenses, including nonrecurring costs of Players, CRC and Jackpot would aggregate approximately $23 million. After the completion of both the Players Merger and the CRC Merger, the Company intends to restructure and consolidate all such corporate operations in Jackpot's Las Vegas headquarters in order to enhance the effectiveness and minimize the expense of maintaining corporate management. Based upon its preliminary review of the above mentioned corporate operating expenses, management expects that such restructuring and consolidation, and the elimination of certain nonrecurring costs should result in aggregate annualized cost savings ranging from $8 million to $11 million.

     In connection with the CRC Merger, all outstanding stock and options in CRC will be exchanged for a total of approximately 3,500,000 shares of the Company's common stock and the issuance of senior subordinated notes in the principal amount of approximately $25.8 million, subject to reduction in such consideration under certain conditions. Upon consummation of the CRC Merger, Sherwood M. Weiser and Donald E. Lefton, co-founders of CRC, will become members of the Board of Directors of the Company, and Mr. Weiser will become co-Chairman of the Board of Directors. The shares of Company common stock to be issued in the CRC Merger will be registered under the Securities Act of 1933, as amended, although Messrs Weiser and Lefton, who will receive a majority of the shares, have agreed not to resell their shares publicly for at least one year (subject to certain volume limitations in subsequent periods) and the other CRC stockholders will be restricted from publicly reselling the shares which they receive for a minimum of six months, also with subsequent volume limitations.

     Closing of the CRC Merger is subject to a number of conditions, including approval by the Company's stockholders and receipt of necessary regulatory approvals, including the approvals of the Louisiana, Nevada, the province of Ontario, Canada and Washington State gaming authorities and the U.S. Indian Gaming Commission. Both the Players Merger and CRC Merger are expected to close in the second half of 1999. Neither of the mergers is conditioned upon consummation of the other.

      Certain information included in this Form 8-K and other materials filed or to be filed by the Company with the Securities and Exchange Commission contains statements that may be considered forward-looking. In addition, from time to time, the Company may release or publish forward-looking statements relating to such matters as anticipated financial performance, business prospects, technological developments and similar matters. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. In order to comply with the terms of the safe harbor, the Company notes that a variety of factors could cause the Company's actual results and experience to differ materially from the anticipated results or other expectations expressed in the Company's forward-looking statements. The risks and uncertainties that may affect the operations, performance, development and results of the Company's business include, but are not limited to, competitive pressures, the loss or nonrenewal of any of Jackpot's significant contracts, conditioning or suspension of any gaming license, unfavorable changes in gaming regulations, adverse results of significant litigation matters, possible future financial difficulties of a significant customer and the continued growth of the gaming industry and population in Nevada. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date thereof. The Company assumes no obligation to update or supplement forward-looking statements as a result of new circumstances or subsequent events.

  Item 7.  Financial Statements, Pro Forma Financial Information
           _____________________________________________________
and Exhibits.
_____________

(c)  Exhibits.

     1.   Agreement and Plan of Merger dated as of February 8,
1999 among Jackpot Enterprises, Inc., JEI Merger Corp. and
Players International, Inc.

     2.  Agreement and Plan of Merger dated as of February 17,
1999 between Jackpot Enterprises, Inc. and CRC Holdings, Inc.

                              SIGNATURES

          Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   JACKPOT ENTERPRISES, INC.
                                   ________________________________________
                                   (Registrant)


                                   By: /s/ Bob Torkar
                                   ________________________________________
                                   BOB TORKAR
                                   Senior Vice President - Finance,
                                   Treasurer and Chief Accounting Officer


Dated: March 8, 1999
                          EXHIBIT INDEX
Exhibit No.                Description
___________                ___________

1.             Agreement and Plan of Merger dated as
               of February 8, 1999 among Jackpot Enterprises,
               Inc., JEI Merger Corp. and Players
               International, Inc.

2.             Agreement and Plan of Merger dated as
               of February 17, 1999 between Jackpot
               Enterprises, Inc. and CRC Holdings, Inc.